GREENBERG TRAURIG, LLP
                            2700 Two Commerce Square
                               2001 Market Street
                             Philadelphia, PA 19103
                              Phone: (215) 988-7800
                               FAX: (215) 988-7801


                                    May 1, 2002




New Century Portfolios
20 William Street
Wellesley, MA  02481

      Re:   New Century Portfolios --- Shares of Beneficial Interest


Ladies and Gentlemen:

      We have been asked to provide to New Century Portfolios (formerly known as Weston Portfolios), a business trust organized under the laws of the Commonwealth of Massachusetts on February 26, 1990 (the "Trust"), an opinion with respect to shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended (the "Securities Act"). In connection with this opinion, we have examined the Declaration of Trust of the Trust (the "Declaration"), the By-Laws of the Trust and the resolutions adopted by the Trust's Board of Trustees (the "Trustees") organizing the business of the Trust, all as amended to date, and the various pertinent Trust proceedings we deem material. We also have examined the Notification of Registration and the registration statements filed by the Trust and the Trust's predecessor corporation, Weston Portfolios, Inc., a Maryland corporation, under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act, all as amended to date (the "Registration Statements"), as well as other items we deemed material to this opinion.

      The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares") with a par value of $0.01 per share. The Declaration designates, or authorizes the Trustees to designate, one or more series of Shares, and to designate separate classes of shares within the same series. The Declaration also empowers the Trustees to designate any additional series or classes and to allocate Shares to such series or classes.

      The Trustees have previously authorized the issuance of Shares to the public. Currently, the Trust is offering an unlimited number of Shares, all of the same class, in the following series: New Century Balanced Portfolio, New Century Capital Portfolio, New Century International Portfolio, New Century Aggressive Portfolio; and New Century Alternative Strategies Portfolio.


      The Trust has adopted the Registration Statement of Weston Portfolios, Inc., a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of Shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by the Trust during each fiscal year during which such registration of an indefinite number of Shares remains in effect.

      You have also informed us that the Shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act.

      This opinion is based exclusively on the laws of the Commonwealth of Massachusetts and federal laws of the United States of America.

      Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the Commonwealth of Massachusetts, and the registration of an indefinite number of Shares of the Trust remains effective, the authorized Shares of the Trust identified above, when issued for the consideration set by the Trustees pursuant to the Declaration, and subject to compliance with Rule 24f-2, will be validly issued, fully paid and non-assessable by the Trust, and the holders of such Shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the Commonwealth of Massachusetts.

      We note that under certain circumstances, the shareholders of a Massachusetts business trust may be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that such trust's assets are insufficient for that purpose. However, the Declaration disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each note, bond, contract, order or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or any series or class of shares of beneficial interest of the Trust. The Declaration provides for indemnification out of the assets of the particular series or class of shares for all loss and expense of any shareholder of that series or class held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which that series or class of shares itself would be unable to meet its obligations.

      We  hereby   consent  to  the  use  of  this  opinion  as  an  exhibit  to
Post-Effective Amendment No. 19 to the Trust's Registration Statement on Form N-1A.

                                Very truly yours,

                                GREENBERG TRAURIG, LLP


                                By: /S/ STEVEN M. FELSENSTEIN
                                    ------------------------------------
                                    Steven M. Felsenstein, a Shareholder